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EXHIBIT 23.3     CONSENT OF ROBB, DIXON, FRANCIS, DAVIS, ONESON AND COMPANY





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                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated March 18, 1998,  accompanying  the  consolidated financial statements of Central Federal Savings and Loan Association of Wellsville, appearing in the Form 10-KSB Report filed by Grand Central Financial Corp. with the Securities and Exchange Commission on March 31, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.






Robb, Dixon, Francis, Davis, Oneson & Co.

/s/ Robb, Dixon, Francis, Davis, Oneson & Co.


Granville, OH
August 6, 1999